Exhibit 99.1

PGTI Provides Business Update Related to COVID-19

VENICE, Fla., April 8, 2020 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in the premium window and door category, today confirmed it is continuing to manufacture and deliver its essential products and services, while maintaining measures to protect the health, safety and well-being of its communities and team members as a top priority.

Continuing to Operate, with Safety as Top Priority

“The health and personal safety of our team members and their families continues to be our greatest focus as we work together to get through the global pandemic,” said Jeff Jackson, President and Chief Executive Officer of PGT Innovations. “We expect to continue delivering the high-quality products and service we’re known for while making the well-being of our team members, customers and communities a top priority. We continue to serve as an important partner to both our customers and our suppliers as providers of essential products and services, and we take that responsibility very seriously.”

We have implemented new safeguards designed to ensure that our facilities remain safe environments, and have enacted preventative measures including the following:

•	Following World Health Organization and U.S. Centers for Disease Control and Prevention guidelines for personal health and safety

•	Increasing cleaning frequency and enhancing sanitization of all facilities

•	Adjusting production schedules and operations to promote social distancing

•	Restricting external visitor access to facilities

•	Implementing work at home programs where possible

•	Banning all air travel

•	Offering our employees age 65 and over and other at-risk team members the opportunity to not report to work, so that they may shelter-in-place, with no adverse consequences to their employment status

Enhancing Financial Flexibility

“To further bolster our solid balance sheet and liquidity, we have taken several actions intended to preserve cash through cost reduction and minimizing capital expenditures, while continuing to produce the products needed by our customers,” said Sherri Baker, Senior Vice President and Chief Financial Officer.

Selected highlights of the Company’s liquidity profile are as follows:

•	Current available liquidity of approximately $140 million, including cash on hand of $64 million and undrawn revolver capacity of $76 million

•	No scheduled debt payments required until maturity of $64 million term loan due October 2022

•	Delaying or canceling planned capital expenditures

•	Eliminating discretionary spending, with a primary focus on reducing selling, general and administrative expenses

•	Assessing overall network capacity

•	Optimizing net working capital

•	Focusing on preserving cash

Withdrawing Full-Year 2020 Guidance

“Our preliminary results for the first quarter of 2020 show we achieved double-digit sales growth that was in line with our internal estimates,” said Baker. “However, the uncertain economic environment related to the COVID-19 pandemic limits our ability to forecast the remainder of the year, and therefore we are withdrawing our full-year 2020 guidance. We expect to provide an update when we report our results for the first quarter of 2020.”

Jeff Jackson added, “For forty years, PGT Innovations has operated with a culture of caring for our team members, business partners, and our communities, and we will continue to do so throughout this challenging time. I want to thank our employees, customers and suppliers for their support. Our management team is continuing to proactively prepare for many possible scenarios in the coming weeks and months to ensure we and our partners are well positioned to thrive.”

“As the leader of impact-resistant windows and doors, our products are considered essential to ensuring infrastructure needs can be met as we go through this COVID-19 pandemic. This is especially important given June 1 starts the beginning of the 2020 hurricane season, which according to meteorologists with the Colorado State University’s Tropical Meteorology Project, is predicted to be a very active hurricane season,” concluded Jackson.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and unify indoor/outdoor living spaces.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary markets, and is part of the S&P SmallCap 400 Index.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows & Doors, WinDoor®, Western Window Systems®, CGI Commercial®, Eze-Breeze® and NewSouth Window Solutions®. The Company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. The Company’s high-quality products are available in custom and standard sizes with multiple dimensions that allow for greater design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expect,” “expected,” “intended,” “guidance,” “believe,” “may,” “forecast,” “intend,” “could,” “project,” “estimate,” “anticipate,” “should,” “plan” and similar terminology. These risks and uncertainties include factors such as:

These risks and uncertainties include factors such as:

•

the impact of the COVID-19 pandemic, including its impact on the economies of the states where we sell our products, and on our customers, suppliers and labor force, and on our business, operations and financial performance;

•

unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

•	changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisitions of NewSouth and Western Window Systems;

•	our level of indebtedness, which increased in connection with our acquisition of Western Window Systems, and increased further in connection with our acquisition of NewSouth;

•

increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inability to collect such debt;

•

the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of NewSouth and Western Window Systems may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including due to increases in fuel prices;

•	our dependence on our limited number of geographically concentrated manufacturing facilities;

•	sales fluctuations to and changes in our relationships with key customers;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•

risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended.

•	product liability and warranty claims brought against us;

•

in addition to the acquisitions of NewSouth and Western Window Systems, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and

•	the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2019 and our other SEC filings.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) our ability to continue manufacturing and delivering our products and services; (2) our ability to preserve cash through cost and expense reductions and other measures; (3) the strength of our balance sheet, and our liquidity; (4) our guidance for 2020 and our inability to forecast our performance for the remainder of 2020; (5) our ability to position the Company and its partners to thrive; and (6) the 2020 hurricane season. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this press release.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:

Sherri Baker, 941-480-1600

Senior Vice President and CFO

SBaker@PGTInnovations.com

Media Relations:

Brent Boydston, 941-480-1600

Senior Vice President, Corporate Sales and Marketing

BBoydston@PGTInnovations.com